                                                                     Exhibit 4.1



THIS NOTE HAS NOT BEEN, AND THE COMMON STOCK TO BE ISSUED UPON CONVERSION HEREOF WILL NOT, UPON THE ISSUANCE THEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.


                               PETPLANET.COM, INC.
                       12% NON-NEGOTIABLE CONVERTIBLE NOTE
                              DUE NOVEMBER 17, 2000


$                                                              San Francisco, CA

                                November 18, 1999

         PetPlanet.com, Inc., a Delaware corporation, (herein called the "Company") for value received, hereby promises to pay to the order of _______or its registered successor or assign the principal sum of _____ (the "Principal Amount"), payable on November 17, 2000 (the "Maturity Date"), in lawful currency of the United States, and to pay interest on the unpaid balance of the Principal Amount from the date hereof (the "Issuance Date"), at the rate of twelve percent (12%) per annum or the maximum rate of interest permitted by law, whichever is lower (the "Interest Rate"), payable in arrears in one installment on the earlier to occur of (x) the Common Stock Issuance Date (as defined below) or (y) the Maturity Date; all payments of principal of this Note and all payments of interest on this Note to be made by mail to the address of the Holder set forth on the Note Register (as hereinafter defined). After maturity (whether by acceleration or otherwise) or after the occurrence of an Event of Default (as defined below), and whether or not a judgment has been issued thereon, interest ("Default Interest") shall accrue and be payable at a rate per annum equal to either (x) the interest rate of 12% or (y) the maximum rate permitted by law, whichever is lower. Interest hereon for any period shall be computed on the basis of a 360-day year and be calculated on the basis of the actual number of days elapsed in the accrual period.

         1. Certain Definitions. As used herein, the following terms shall have the following respective meanings (certain other terms are defined elsewhere herein):

         1.1. The term "Common Stock" shall mean the common stock, $.01 par value, of the Company, designated as "Common Stock."

         1.2. The term "Company" shall mean PetPlanet.com, Inc., a Delaware corporation, the maker of this Note, and shall also mean any successor corporation which shall become such in the manner prescribed in Section 2 hereof.

         1.3. The term "corporation" shall include an association, joint stock company, business trust or other similar organization.

         1.4. Unless the context otherwise requires, the term "Holder(s)" or "Registered Holder(s)" is used herein to mean the person or entity named as payee on the first page hereof (herein sometimes also called the "payee named herein") or any other person who shall at the time be the Registered Holder of this Note.

         1.5. The term "Issuance Notice" shall mean any notice delivered to the Registered Holder of this Note stating that the Company will issue Common Stock and setting forth the expected Common Stock Issuance Date, which notice shall be delivered to the Registered Holder hereof at least ten (10) and no more than thirty (30) days prior to such Common Stock Issuance Date.

         1.6. The term "Market Price" shall mean, for any day, the last sale price for the Common Stock shares on the principal securities exchange on which the Common Stock shares are listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock Shares on the New York Stock Exchange ("NYSE") or National Association of Securities Dealers National Market System ("NASD"), or, if the Common Stock Shares shall not be listed on such exchange or system, the closing bid price in the over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of five (5) consecutive business days prior to the day as of which Market Price is being determined.

         1.7. The term "Note" refers to this Note and all extensions or renewals hereof. Such term also refers to any Note or Notes executed and delivered by the Company in exchange or replacement of this Note pursuant to Section 4 hereof. .

         1.8. The term "Note Register" shall mean the Company's register of Notes kept at its principal executive offices indicating the Registered Holders of the Notes and their respective mailing addresses.

         1.9. The term "person" shall mean an individual, a corporation, partnership, trust, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof.

         1.10. The term "Common Stock Conversion Rate" shall be, subject to
Section 7 hereof, one share of Common Stock for every two dollars ($2.00) of the Principal Amount outstanding at the date of conversion ("Conversion Date") rounded down to the nearest whole number of shares.

         2. Holders. The Company may deem and treat the Registered Holder of this Note as set forth in the Note Register as the absolute owner of this Note for the purpose of receiving payment hereon or on account hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         3. Automatic Payment. In the event that, prior to full payment of the Note or the Holder's exercise of any conversion rights as set forth in Section 7 below the Company obtains private or public financing in excess of fifteen million dollars ($15,000,000.00) during the term of this Note, the Company will offer to repay the outstanding Principal Amount and interest accrued to date within thirty (30) days after the closing date of such private or public financing. Such payment shall be considered payment in full and constitute termination of this Note. All unexercised conversion rights as provided in
Section 7.1 shall expire upon such termination upon such repayment in full of the principal and interest and the Company shall be forever released from all its obligations and liabilities under this Note.

         4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

         4.1. Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured) or any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

         4.2. Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the Holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

         4.3. Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         4.4. Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         4.5. Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

         5. Events of Default and Remedies.

         5.1. Individual Note Defaults. The entire unpaid Principal Amount of this Note, together with all accrued interest thereon, shall, at the option of the Holder hereof, exercised by written notice to the Company at its principal executive offices, forthwith become and be due and payable if any one or more of the following events (herein individually called an "Event of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice:

         (a) if the Company shall default in the payment of the Principal Amount of this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

         (b) if the Company shall default in the payment of interest on this Note when and as such interest shall become due and payable, and such default shall have continued for a period of five (5) days;

         (c) if the Company shall:

            (i) admit in writing its inability to pay its debts generally as they become due;

            (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

            (iii) make an assignment for the benefit of creditors;

            (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property;

            (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

            (vi) file a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any other applicable laws or statues.

         (d) if a court of competent jurisdiction or any other governmental body or agency shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the bankruptcy laws, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof;

         (e) if, under the provisions of any other law, any court of competent jurisdiction or any other governmental body or agency shall assume custody or control of the Company or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control; or

         (f) if an Event of Default shall have been declared in respect of any other Note or Notes or Senior Indebtedness.

         5.2. Within five (5) days of receipt by the Company of any notice from any Holder of the Note stating that an Event of Default has occurred and accelerating the maturity of such Note, as provided in subsection 5.1 above, the Company shall deliver notice thereof, in writing, to each of the other holders of Notes.

         5.3. In case any one or more of the Events of Default specified in
Section 3.1 hereof shall have occurred and be continuing, the Holder hereof may proceed to protect and enforce its or his rights hereunder either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder hereof may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder of this Note.

         5.4. No remedy herein conferred upon the Holder hereof is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         5.5. No course of dealing between the Company and the Holder hereof or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any rights of any Holder hereof. The Company waives and agrees not to assert:

         (a) any right to require the Holder to proceed against or exhaust any security for the Notes, to pursue any other remedy available to the Holders or to pursue any remedy in any particular order or manner; (b) the benefits of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of the Company for payment of this Note and (e) the benefits of any statutory provision limiting the right of the Holders to recover a deficiency judgment or to otherwise proceed against any person or entity obligated for payment of the Notes, after any foreclosure or trustee's sale of any security for the Notes.

         6. Exchange or Replacement of this Note.

         (a) Subject to the transfer restrictions contained in the legend on the face of this Note, the Holder of this Note, at its option, may in person or by duly authorized attorney surrender this Note for exchange, at the principal executive offices of the Company, and receive in exchange therefor a new Note or Notes in the same aggregate Principal Amount as the aggregate unpaid Principal Amount of this Note and bearing interest at the same annual rate as this Note, such new Note or Notes to be dated as of the Issuance Date and to be in such Principal Amount and payable to such person or persons as such Holder may designate in writing;

provided, that the Holder shall be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issuance and delivery of a new Note or Notes and any other expenses of the Company payable in connection therewith. Seven (7) days' prior written notice of the Holder's intention to make such exchange shall be given to the Company, and provided that in the event of any such exchange involving the issuance and delivery of a new Note in the name other than that of the Holder of this Note, such notice shall include the name and mailing and residence address of the transferee and stating the desired effective date of such change of ownership.

         (b) With respect to any transfer of this Note in accordance with clause
(a) of this Section 4, such transfer shall be registered upon the Company's Note Register following the Company's receipt of all documents necessary to effect transfer in accordance with this Section 4 (but subject to the transfer restrictions contained in the legend on the face of this Note). The effective date of any such transfer recorded on the Note Register shall be the date requested in the notice of transfer. In the event the desired date is omitted from the notice of transfer, the Company may in its discretion honor such transfer, and, in such case, the effective date of transfer shall be the first date at which the Company is in receipt of all of the items required by this
Section 4. All accrued interest from and after the Issuance Date payable in respect of this Note shall be due and payable as provided herein to the Registered Holder of this Note.

         (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company, upon reimbursement to it of all reasonable expenses incidental thereto, will make and deliver a new Note, of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this paragraph (c) shall be dated as of the Issuance Date.

         7. Conversion of Note.

         7.1. Conversion Right.

         (a) Voluntary Conversion. Any Holder of this Note shall have the right at Holder's option to convert all or any portion of the Principal Amount of this Note, subject to and upon compliance with the terms and provision of this
Section 7, into such number of whole shares of such fully paid and nonassessable shares of Common Stock as determined in accordance with the Common Stock Conversion Rate. The conversion right provided in this Section 7 shall expire upon the repayment in full of this Note with interest.

         (b) Automatic Conversion. The entire Principal Amount of this Note shall be automatically converted into shares of Common Stock at the Common Stock Conversion Rate at the time in effect immediately prior to (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company's voting power is transferred, or there is a sale of all or substantially all of the assets of the Company; (ii) the consummation of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with aggregate gross proceeds in excess of fifteen million dollars ($15,000,000); or (iii) the business day upon which the average Market Price of Common Stock over any given consecutive twenty
(20) day business period exceeds $8.00.

         7.2. Conversion Procedure.

         (a) Notice of Conversion Pursuant to Section 7.1(a). Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, if the Holder is electing to convert pursuant to Section 7.1(a), and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         (b) Notice of Conversion Pursuant to Section 7. If this Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Common Stock Conversion Rate, the Principal Amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note.

         7.3. Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

         7.4. Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 7.1(a) above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

         7.5. Conversion Price Adjustments.

         (a) Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the Holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Common Stock Conversion Rate of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

         7.6. Fractional Shares. No certificates for fractional shares of Common Stock shall be issued upon conversion of this Note. If the conversion of this Note, or any portion hereof, results in a fraction of a share of Common Stock, the Company shall pay, out of funds legally available therefor, a cash adjustment in respect of such fractional share of Common Stock in an amount equal to the fair market value thereof.

         7.7. Shares. The Company agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note in accordance with
Section 7.1. The Company agrees that all shares of Common Stock which shall be issued upon conversion of this Note shall, when so issued, be duly and validly issued and fully paid and nonassessable.

         7.8. Anti-Dilution. The Common Stock Conversion Rate per share shall be subject to adjustment from time to time as hereafter provided. Upon each adjustment of the Common Stock Conversion Rate, the Holder shall thereafter be entitled to convert shares at the Common Stock Conversion Rate resulting from such adjustment, the number of shares obtained per share by dividing the Common Stock Conversion Rate in effect immediately prior to such adjustment by the Common Stock Conversion Rate resulting from such adjustment.

         (a) Stock Splits and Reverse Splits. In the event the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Common Stock Conversion Rate in effect immediately prior to the subdivision shall be proportionately reduced and the number of shares of Common Stock convertible pursuant to the conversion terms evidenced hereby immediately prior to the subdivision shall be proportionately increased, and conversely, in the event the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Common Stock Conversion Rate in effect immediately prior to the combination shall be proportionately increased and the number of shares of Common Stock convertible under the terms of this Section 7.8 shall be proportionately reduced. Except as provided herein, no adjustments in the Common Stock Conversion Rate and no change in the number of shares of Common Stock convertible shall be made under this Section 7 as a result, or by reason, of any subdivision or combination.

         (b) Reorganization and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the

Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to, or in exchange for, Common Stock then the following provisions shall apply:

         (i) As a condition of the reorganization, reclassification, consolidation, merger or sale (except as otherwise provided in this Section 7.8), lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the rights represented hereby, the shares of stock, securities or assets as may be issued to payable with respect to, or in exchange for, a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately receivable had the reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such Holder to the end that the provisions hereof (including, without limitation, provisions or adjustments of the Common Stock Conversion Rate and of the number of shares of Common Stock receivable upon exercise) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of this Note.

         (ii) In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of Common Stock of the surviving corporation are greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to the merger or consolidation are issuable to holders of Common Stock of the Company, then the Common Stock Conversion Rate in effect immediately prior to the merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

         7.9. Transfer Taxes. The issue of any stock or other certificate upon conversion of this Note shall be made without charge to the Holder of this Note for any transfer or issuance tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder of this Note, and, the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid, and in all cases any such transfer shall be subject to the transfer restrictions herein contained.

         8. Registration Rights.

         (a) Demand Registration Rights. After the earlier to occur of (A) six months from the date of execution of this Note or (B) the closing date of a secondary public offering of the Company's securities registered pursuant to the Securities Act in which the Company receives gross proceeds of $5,000,000 or such lesser amount as may be determined by the board of directors of the Company (the "Registration Period"), upon written request of the Majority Holders (as defined below) delivered to the Company, the Company shall promptly prepare and file, and use its best efforts to cause to become effective, a registration statement under the Securities Act (in each case, a "Demand Registration") covering such shares of Common Stock issuable upon the exercise of the conversion rights of this Note as set forth in Section 7 above, all in accordance with the following provisions of this Section 8. "Majority Holders" as used herein shall mean the holder or holders of a majority of the outstanding shares which (x) are not registered under the Securities Act or (y) which are not eligible for sale under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in effect) under the Securities Act are met or (z) may not be sold pursuant to Rule 144(k), and the Company has not delivered a new certificate or other evidence of ownership for such shares not bearing a restrictive legend ("Registrable Stock"). The Majority Holders requesting a registration under this Section 8 may, at any time prior to the filing date of the registration statement relating to such registration, revoke such request, without liability to any of the other holders of Registrable Stock, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration. Notwithstanding anything contained herein to the contrary, nothing herein shall be construed as requiring the Company to register any of its securities other than Common Stock.


         (b) Piggy-back Registration Rights. In the event of a public offering of the Company's securities registered pursuant to the Securities Act in which the Company receives gross proceeds of $5,000,000 or such lesser amount as may be determined by the board of directors of the Company (other than a registration on Form S-8 or S-4 or any successor so similar forms, (B) relating to Common Stock issuance upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Company), whether or not for the sale of its own account, the Company will give at least thirty (30) days' prior written notice of the filing thereof to the Holder or Holders of this Note.

         (i) The Company's notice shall afford the Holder or Holder an opportunity to elect within thirty (30) days after receipt thereof to include in such filing their Registrable Stock.

         (c) Registration Requirements.

            (i) The inclusion of Registrable Stock in any such registration involving a written public offering shall be upon the condition that the holder(s) thereof complete and execute all questionnaires, powers of attorney, indemnities, underwriting arrangements and the provisions hereof in respect of registration rights.

            (ii) For so long as any Registrable Stock remains outstanding, the Company shall be obligated under this Section 8(a) and (b) and to afford the holder(s) thereof the right to participate in each and every such registration of Common Stock of the Company. If, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 8(a) and (b) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to all such holders of Registrable Stock and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of any such Holder or Holders under Section 8(a) and (b) above).

            (iii) If a registration pursuant to this Section 8(a) or (b) involves an underwritten public offering and the managing underwriter shall advise the Company that, in its view, the number of shares of Common Stock which the Company and holders of Registrable Stock intend to include in such registration exceeds the maximum offering size, the number of shares to be included in such registration shall be limited by excluding the shares to be registered in such offering, to the extent required by such limitation, in the following order: (A) first, any securities or shares (other than Registrable Stock) subject to other contractual registration rights, (b) next, the number of shares that may be included in the registration and underwriting by the holders of Registrable Stock would otherwise be entitled to include in such registration, and (C) last, the shares being registered by the Company.

         (d) Expenses of Registration. The costs and expenses (other than underwriting discount or commission) of the registrations effected pursuant to
Section 8(a) or (b) above and of all other actions which the Company is required to take or effect pursuant to this Section 8 shall be paid by the Company (including, without limitation, all federal, state, NYSE or NASD registration and filing fees, printing expenses, costs of special audits incidental to or required by any such registration, and fees and disbursements of counsel for the Company and for the holders of Registrable Stock (including allocated costs of internal counsel)), except that all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed more than nine (9) months after the date on which such registration statement becomes effective under the Securities Act because any holder has not effected the disposition of Registrable Stock covered by such registration statement shall be borne by such holders, in such proportions as they may agree.

         (e) Registration Procedures. Whenever the holder or holders of Registrable Stock request that any Registrable Stock be registered pursuant to
Section 8(a) or (b) above, the Company will, subject to the provisions of this
Section 8, use reasonable efforts to effect the registration of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

            (i) The Company will as expeditiously as possible prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than nine (9) months (or such shorter period in which all of the Registrable Stock of the holder(s) thereof included in such registration statement shall have actually been sold thereunder).

            (ii) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each holder of Registrable Stock and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by any such holder.

            (iii) After the filing of the registration statement, the Company will promptly notify each holder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (iv) The Company will use reasonable efforts to (A) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any holder holding such Registrable Stock reasonably (in light of such holder's intended plan of distribution) requests and (B) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such holder to consummate the disposition of the Registrable Stock owned by such holder; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), or (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

            (v) The Company will immediately notify each holder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such holder any such supplement or amendment.

            (vi) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (vii) The Company may require each such holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Stock as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

            (viii) Each such holder of Registrable Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(d)(iii) or 8(d)(v) above (a "Stop-sale Notice"), such holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such holder's receipt of a second notice from the Company that such stop-order has been removed and/or the copies of the supplemented or amended prospectus contemplated by Section 8(d)(v) above have been filed, and, if so directed by the Company, such holder will deliver to the Company all copies, other than any permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such Stop-sale Notice. In the event that the Company shall give such Stop-sale Notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 8(d)(i) above) by the number of days during the period from and including the date of the giving of notice pursuant to Section 8(d)(iii) or 8(d)(v) above, as applicable, to the date when the Company shall give the holders of Registrable Stock notice that the Stop-sale Notice has been removed and/or make available to such holders a prospectus supplemented or amended to conform with the requirements of Section 8(d)(v) above.

         (e) Restriction on Sale. In the event the Company registers its securities under the Securities Act pursuant to a firm commitment underwriting, each holder of Registrable Stock will not, for such period of time specified by the managing underwriter, but not in excess of twelve (12) months following the effective date of such registration statement, sell or otherwise transfer any of the shares of Registrable Stock without the prior written consent of such underwriter, provided that each of the Company's executive officers and directors agree to the same restriction for the same period of time.

         9. Modifications. Modifications and alterations of the Note may be made by the Company with the consent of the Holders of this Note.

         10. Expenses; Preferential Payments.

         (a) In the event of any Event of Default hereunder, the Company agrees to pay to the Holder hereof all expenses including, without limitation, reasonable fees and disbursements of counsel, incurred by the Holder in the enforcement and collection of this Note.

         (b) All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the collection of the indebtedness evidenced hereby, next to the payment of accrued interest, including Default Interest, if any, and then to the reduction of the Principal Amount.

         (c) The Company agrees that to the extent the Company makes any payment to the Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of the Company under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         11. Offset.

         (a) The Holder of this Note is hereby irrevocably authorized at any time and from time to time without notice to the Company, any such notice being expressly waived by the Company, to offset and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Holder to or for the credit or the account of the Company, or any part thereof in such amounts as such Holder may elect, against and on account of the obligations and liabilities of the Company to such Holder hereunder and claims of every nature and description of such Holders against the Company, in any currency, whether arising hereunder or otherwise, as such Holder may elect, whether or not such Holder has made any demand for payment, although such obligations, liabilities and claims may be contingent or unmatured and without regard to whether an Event of Default has occurred. Any Holder exercising its rights under this Section 11 agrees to notify the Company promptly of any such offset and the application made by such Holder, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of the Holder under this Section 11 are in addition to any other rights and remedies (including, without limitation, other rights of offset) which such Holder may have.

         (b) The payment of the Principal Amount of this Note and the interest due hereon, or any other amounts due in respect hereof, shall not be subject to any offset, counterclaim or other reduction by the Company.

         12. Section Headings. The Section headings contained herein are for the purpose of convenience of reference only and are not intended to define or limit the contents of any such Section.

         13. Severability. In the event that one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         15. Notices. Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by certified mail, postage prepaid, return receipt requested, addressed to the Company at 21 Stillman Street, Suite 600, San Francisco, California 94107 and to the Holder at such address as is set forth in the Subscription Agreement, if any, between the Company and the initial Holder hereof, or such other address as either party may subsequently designate by like notice.

IN WITNESS WHEREOF, this Note has been executed by the Company as of the day, month and year first above written.


                                      PETPLANET.COM, INC.


                                        By:___________________________
                                        Name: Steven E. Marder
                                        Title: Chief Executive Officer

THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY HAVE NOT BEEN AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS HAS NOT BEEN OR WILL NOT, UPON THE ISSUANCE THEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER STATE SECURITIES LAWS BUT HAVE BEEN, OR WILL BE, AS THE CASE MAY BE, ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR (ii) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS PROVIDED FOR IN THIS WARRANT CERTIFICATE IS SUBJECT TO FOREFEITURE

No. W-000__                                 _______ Warrants to Purchase One(1)
                                                          Share of Common Stock

                           BRIDGE WARRANT CERTIFICATE

To subscribe for and purchase shares of Common Stock, par value $.01 (the "Common Stock"), of

                               PETPLANET.COM, INC.

         THIS CERTIFIES that, for value received, _____ or its registered successors and assigns, is/are the owner of ______ Bridge Warrants (the "Warrants"), each of which entitles the owner thereof to purchase from PetPlanet.com, Inc., a Delaware corporation (herein called the "Company"), one
(1) share of Common Stock of the Company (individually a "Common Share" and collectively the "Common Shares"), subject to adjustment as provided in Sections 2 hereof, commencing on the date hereof, at the initial exercise price of $3.00 per share of Common Stock (the "Exercise Price"). To the extent any Warrants remain unexercised, such Warrants shall automatically and without further action by the Company or the holder hereof, terminate on November 17, 2002 (the "Termination Date"). The number of shares of Common Stock to be received upon the exercise of each Warrant and the Exercise Price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

         1. Exercise of Warrants. The Warrants evidenced hereby may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and upon payment to the Company of the purchase price of the Common Shares purchased. Payment of the purchase price shall be made by certified or official bank check or checks payable to the order of the Company. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid; provided, however, that no such surrender and payment on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof on such date, but such surrender and payment shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding five (5) days, after the Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Common Shares remaining to be issued, if any, upon exercise of the Warrants shall also be issued to the registered holder within such time unless such Warrants shall have expired. No fractional Common Shares of the Company, or scrips for any such fractional shares, shall be issued upon the exercise of any Warrant.

         2. Call Option. In the event that the Moving Average of the Market Price of the Common Stock, averaged over a twenty-five (25) consecutive business day period during the term of this Warrant Certificate, exceeds $10 per share, the holder shall be required to exercise this Warrant Certificate, pursuant to the terms and conditions as set forth in Section 1 above, upon thirty (30) days of notice from the Company of such price averaging. Failure of the holder to exercise this Warrant Certificate under these conditions will render this Warrant Certificate and the Warrants evidenced hereby, and all rights and obligations hereunder and thereunder, of no further force and effect. The term "Market Price" shall mean, for any day, the last sale price for the Common Shares on the principal securities exchange on which the Common Shares are listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Shares on the New York Stock Exchange ("NYSE") or National Association of Securities Dealers National Market System ("NASD"), or, if the Common Shares shall not be listed on such exchange or system, the closing bid price in the over-the-counter market.

         3. Anti-Dilution Provisions. The Exercise Price per share shall be subject to adjustment from time to time as hereafter provided. Upon each adjustment of the Exercise Price, the holder of the Warrants evidenced hereby shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained per warrant by dividing the Exercise Price in effect immediately prior to such adjustment by the Exercise Price resulting from such adjustment.

         (a) Stock Splits and Reverse Splits. In the event the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision shall be proportionately reduced and the number of Common Shares purchasable pursuant to the Warrants evidenced hereby immediately prior to the subdivision shall be proportionately increased, and conversely, in the event the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased and the number of Common Shares purchasable upon the exercise of the Warrants evidenced hereby immediately prior to the combination shall be proportionately reduced. Except as provided in this Section 3(c), no adjustment in the Exercise Price and no change in the number of Common Shares purchasable shall be made under this Section 3 as a result, or by reason, of any subdivision or combination.

         (b) Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to, or in exchange for, Common Stock (and which shall not constitute a dividend subject to Section 3(c)), then the following provisions shall apply:

         (i) As a condition of the reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 3(b)), lawful and adequate provisions shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant Certificate and in lieu of the Common Shares immediately theretofore receivable upon the exercise of the rights represented hereby, the shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for, a number of outstanding shares of Common Stock equal to the number of Common Shares immediately theretofore receivable had the reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of Warrants (including an immediate adjustment, by reason of the consolidation or merger, of the Exercise Price to the value for the Common Stock reflected by the terms of the consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to the consolidation or merger).

         (ii) In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of shares of Common Stock of the surviving corporation are greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to the merger or consolidation are issuable to holders of Common Stock of the Company, then the Exercise Price in effect immediately prior to the merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

         4. Other Notices. If at any time prior to the expiration of the Warrant evidenced hereby:

            (a) The Company shall declare any dividend on the Common Stock payable in shares of capital stock of the Company, cash or other property; or

            (b) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Stock entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

            (c) The Company shall authorize the distribution pro rata to all holders of Common Stock of evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of retained earnings or retained surplus); or

            (d) There shall occur any reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation or other entity of all or substantially all of the properties of the Company; or

            (e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall deliver to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least 15 days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

         5. Termination of Warrant. Notwithstanding any provision herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby, and all rights and obligations hereunder and thereunder shall be of no further force and effect on the Termination Date.

         6. Registration Rights.


         (a) Demand Registration Rights. After the earlier to occur of (A) six months from the date of execution of this Warrant or (B) the closing date of a secondary public offering of the Company's securities registered pursuant to the Securities Act in which the Company receives gross proceeds of $5,000,000 or such lesser amount as may be determined by the board of directors of the Company, upon written request of the Majority Holders (as defined below) delivered to the Company, the Company shall promptly prepare and file, and use its best efforts to cause to become effective, a registration statement under the Securities Act (in each case, a "Demand Registration") covering such shares of Common Stock issuable upon the exercise of this Warrant as set forth herein, all in accordance with the following provisions of this Section 6. "Majority Holders" as used herein shall mean the holder or holders of a majority of the outstanding shares which (x) are not registered under the Securities Act or (y) which are not eligible for sale under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in effect) under the Securities Act are met or (z) may not be sold pursuant to Rule 144(k), and the Company has not delivered a new certificate or other evidence of ownership for such shares not bearing a restrictive legend ("Registrable Stock"). The Majority Holders requesting a registration under this
Section 6 may, at any time prior to the filing date of the registration statement relating to such registration, revoke such request, without liability to any of the other holders of Registrable Stock, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration. Notwithstanding anything contained herein to the contrary, nothing herein shall be construed as requiring the Company to register any of its securities other than Common Stock.

         (b) Piggy-back Registration Rights. In the event of a public offering of the Company's securities registered pursuant to the Securities Act of 1933, as amended, in which the Company receives gross proceeds of $5,000,000 or such lesser amount as may be determined by the board of directors of the Company (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another company), whether or not for the sale of its own account, the Company will give at least thirty (30) days' prior written notice of the filing thereof to all holders of Warrants (referred to as the "Registrable Warrants") covering shares of Common Stock issuable upon the exercise of Warrants (the "Warrant Shares") and Registrable Stock, as defined above.

         (c) Registration Requirements.


            (i) The Company's notice shall afford the holders of all Registrable Warrants and of Registrable Stock an opportunity to elect within thirty (30) days after receipt thereof to include in such filing their Registrable Stock

            (ii) The inclusion of Registrable Stock in any such registration involving an underwritten public offering shall be upon the condition that the holders thereof complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions hereof in respect of registration rights.

            (iii) For so long as any Registrable Stock or Registrable Stock or Registrable Warrant remains outstanding, the Company shall be obligated under this Section 6(c) to afford the holders thereof the right to participate in each and every such registration of Common Stock of the Company. If, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 6(c) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to all such holders of Registrable Stock and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of any such holder under Section 6(a) and (b) above).

            (iv) If a registration pursuant to this Section 6(c) involves an underwritten public offering and the managing underwriter shall advise the Company that, in its view, the number of shares of Common Stock which the Company and such holders of Registrable Stock intend to include in such registration exceeds the maximum offering size, the number of shares to be included in such registration shall be limited by excluding the shares to be registered in such offering, to the extent required by such limitation, in the following order: (A) first, any securities or shares (other than Registrable Stock) subject to other contractual registration rights, (B) next, the number of shares that may be included in the registration and underwriting by holders of

Registrable Stock shall be allocated among all holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities which such holders of Registrable Stock would otherwise be entitled to include in such registration, and (C) last, the shares being registered by the Company.

         (d) Expenses of Registration. The costs and expenses (other than underwriting discount or commission) of the registrations effected pursuant to
Section 6(a) and (b) above and of all other actions which the Company is required to take or effect pursuant to this Section 6 shall be paid by the Company (including, without limitation, all federal, state, NYSE or NASD registration and filing fees, printing expenses, costs of special audits incidental to or required by any such registration, and fees and disbursements of counsel for the Company and for the holders of Registrable Stock (including allocated costs of internal counsel)), except that all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed more than nine (9) months after the date on which such registration statement becomes effective under the Securities Act because any holder has not effected the disposition of Registrable Stock covered by such registration statement shall be borne by such holder or holders, in such proportions as they may agree.

         (e) Registration Procedures. Whenever holders of Registrable Stock request that any Registrable Stock be registered pursuant to Section 6(a) or (b) above, the Company will, subject to the provisions of this Section 6, use reasonable efforts to effect the registration of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

            (i) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than nine (9) months (or such shorter period in which all of the Registrable Stock of the holders thereof included in such registration statement shall have actually been sold thereunder).

            (ii) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each holder of Registrable Stock and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such holder.

            (iii) After the filing of the registration statement, the Company will promptly notify each holder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (iv) The Company will use reasonable efforts to (A) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any holder holding such Registrable Stock reasonably (in light of such holder's intended plan of distribution) requests and (B) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such holder to consummate the disposition of the Registrable Stock owned by such holder; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), or (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

            (v) The Company will immediately notify each holder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such holder any such supplement or amendment.

            (vi) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (vii) The Company may require each such holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Stock as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

            (viii) Each such holder of Registrable Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(d)(iii) or 6(d)(v) above (a "Stop-sale Notice"), such holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such holder's receipt of a second notice from the Company that such stop-order has been removed and/or the copies of the supplemented or amended prospectus contemplated by Section 6(d)(v) above have been filed, and, if so directed by the Company, such holder will deliver to the Company all copies, other than any permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such Stop-sale Notice. In the event that the Company shall give such Stop-sale Notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6(e)(i) above) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6(e)(iii) or 6(e)(v) above, as applicable, to the date when the Company shall give the holders of Registrable Stock notice that the Stop-sale Notice has been removed and/or make available to such holders a prospectus supplemented or amended to conform with the requirements of Section 6(e)(v) above.

                  (f) Restriction on Sale. In the event the Company registers its securities under the Securities Act pursuant to a firm commitment underwriting, each holder of Registrable Stock will not, for such period of time specified by the managing underwriter, but not in excess of eighteen (18) months following the effective date of such registration statement, sell or otherwise transfer any of the Warrants or any shares of Registrable Stock without the prior written consent of such underwriter, provided that each of the Company's executive officers and directors agree to the same restriction for the same period of time.

         (g) Survival of Provisions. The provisions of this Section with respect to Warrant Shares, shall survive the exercise of any Registrable Warrants.

         7. Registered Holder. The registered holder of this Warrant Certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

         8. Transfer. This Warrant Certificate and any unexercised warrants evidenced hereby may not be transferred unless transferred together with the Note held by the holder hereof until such time as either (i) the full principal amount of the Note has been paid to the holder (ii) the holder has exercised the conversion right provided or (iii) the Company shall otherwise consent to the transfer hereof and the Warrants evidenced hereby, which consent shall not be unreasonably withheld, and otherwise is accordance with this Section 9. This Warrant Certificate and the Warrants evidenced hereby may not be sold, pledged, hypothecated or transferred at any time unless the Company shall have received an opinion of counsel to the effect that such transfer would not result in a violation of the provisions of the Securities Act. Any transfer of this Warrant Certificate and the Warrants evidenced hereby to a transferee, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office or agency of the Company. If the Warrants evidenced hereby is being sold, pledged, hypothecated or otherwise transferred, the Company shall issue a new Warrant Certificate registered in the name of the appropriate transferee(s). If less than all of the Common Stock issuable upon exercise hereof are being sold, pledged, hypothecated or otherwise transferred, the Company shall issue new Warrant Certificates, in each case for the number of Warrants exercisable for the appropriate number of shares of Common Stock, registered in the name of the registered holder hereof and the transferee(s), as applicable.

         9. Each taker and holder of this Warrant Certificate, the Warrants evidenced hereby and any shares of capital stock of the Company issued upon exercise of such Warrants, by taking or holding the same, (x) consents to and agrees to be bound by the terms hereof and (y) acknowledges and agrees that this Warrant Certificate and the unexercised Warrants evidenced hereby may be subject to a right of repurchase by the Company, at the option of the Company, in whole or in part, in accordance with the terms and conditions of that certain Subscription Agreement dated on or about the date hereof entered into between the Company and the initial holder hereof (a copy of which agreement will be provided to any holder hereof upon written request to the Company therefor), the provisions of which agreement, to the extent they relate to such right of repurchase, shall be deemed a part of the terms and conditions of this Warrant Certificate and the unexercised Warrants evidenced hereby as if the same were specifically set forth herein.

                     *             *              *

IN WITNESS WHEREOF, PetPlanet.com, Inc. has caused this Warrant Certificate to be signed by a duly authorized officer and this Warrant Certificate is dated as of _____________________.

                                            PETPLANET.COM, INC.



                                            By__________________________________
                                              Name:  Steven E. Marder
                                              Title: Chief Executive Officer

                                FORM OF EXERCISE

                (to be executed by the registered holder hereof)



         The undersigned hereby exercises ______ Warrants for the purchase of one share each of common stock, par value $.01 ("Common Stock"), of PetPlanet.com, Inc. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for the Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any, will be registered in the name of the undersigned.


Dated: ___________________





Instructions for registration of shares:



__________________________
Name (please print)


Social Security or Other Identifying

Number:_____________________________


Address:


____________________________________
Street


____________________________________
City, State and Zip Code